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                        TCW/DW LATIN AMERICAN GROWTH FUND

                             DISTRIBUTION AGREEMENT

      AGREEMENT made as of this 30th day of June, 1993, between TCW/DW Latin American Growth Fund, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund" or "Trust"), and Dean Witter Distributors Inc., a Delaware corporation (the "Distributor");

                          W  I  T  N  E  S  S  E  T  H:
      WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a non-diversified open-end investment company and it is in the interest of the Fund to offer its shares for sale continuously, and

     WHEREAS, the Fund and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of the Fund's transferable shares of beneficial interest, of $.01 par value ("Shares"), in order to promote the growth of the Fund and facilitate the distribution of its shares.

     NOW, THEREFORE, the parties agree as follows:

     SECTION 1. APPOINTMENT OF THE DISTRIBUTOR. (a) The Fund hereby appoints the Distributor as the principal underwriter of the Fund to sell Shares to the public on the terms set forth in this Agreement and the Fund's Prospectus and the Distributor hereby accepts such appointment and agrees to act hereunder. The Fund, during the term of this Agreement, shall sell Shares to the Distributor upon the terms and conditions set forth herein.

     (b) The Distributor agrees to purchase Shares, as principal for its own account, from the Fund and to sell Shares as principal to investors and securities dealers, including Dean Witter Reynolds Inc. ("DWR"), an affiliate of the Distributor, upon the terms described herein and in the Fund's prospectus (the "Prospectus") and statement of additional information included in the Fund's registration statement (the "Registration Statement") most recently filed from time to time with the Securities and Exchange Commission (the "SEC") and effective under the Securities Act of 1933, as amended (the "1933 Act"), and 1940 Act or as said Prospectus may be otherwise amended or supplemented and filed with the SEC pursuant to Rule 497 under the 1933 Act.

     SECTION 2. EXCLUSIVE NATURE OF DUTIES. The Distributor shall be the exclusive principal underwriter and distributor of the Trust, except that the exclusive rights granted to the Distributor to sell the Shares shall not apply to Shares issued by the Fund: (i) in connection with the merger or consolidation of any other investment company or personal holding company with the Fund or the acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding shares of any such company by the Fund; or (ii) pursuant to reinvestment of dividends or capital gains distributions; or (iii) pursuant to the reinstatement privilege afforded redeeming shareholders.

     SECTION 3. PURCHASE OF SHARES FROM THE TRUST. (a) The Distributor shall have the right to buy from the Trust the Shares needed, but not more than the Shares needed (except for clerical errors in transmission), to fill unconditional orders for Shares placed with the Distributor by investors and securities dealers. The price which the Distributor shall pay for the Shares so purchased from the Fund shall be the net asset value, determined as set forth in the Prospectus.

     (b) The shares are to be resold by the Distributor at the net asset value per share, as set forth in the Prospectus to investors or to securities dealers of its choice, including DWR, who have entered into selected dealer agreements with the Distributor pursuant to Section 7 ("Selected Dealers").

     (c) The Fund shall have the right to suspend the sale of the Shares at times when redemption is suspended pursuant to the conditions set forth in
Section 4(d) hereof. The Fund shall also have the right


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to suspend the sale of the Shares if trading on the New York Stock Exchange shall have been suspended, if a banking moratorium shall have been declared by federal or New York authorities, or if there shall have been some other extraordinary event which, in the judgment of the Fund, makes it impracticable to sell the Shares.

      (d) The Fund, or any agent of the Fund designated in writing by the Fund, shall be promptly advised of all purchase orders for Shares received by the Distributor. Any order may be rejected by the Fund; provided, however, that the Fund will not arbitrarily or without reasonable cause refuse to accept orders for the purchase of Shares. The Distributor will confirm orders upon their receipt, and the Fund (or its agent) upon receipt of payment therefor and instructions will deliver share certificates for such Shares or a statement confirming the issuance of Shares. Payment shall be made to the Fund in New York Clearing House funds. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Fund (or its agent).

     With respect to Shares sold by any Selected Dealer, the Distributor is authorized to direct the Trust's transfer agent to receive instructions directly from the Selected Dealer on behalf of the Distributor as to registration of Shares in the names of investors and to confirm issuance of the Shares to such investors. The Distributor is also authorized to instruct the transfer agent to receive payment directly from the Selected Dealer on behalf of the Distributor, for prompt transmittal to the Trust's custodian, of the purchase price of the Shares. In such event the Distributor shall obtain from the Selected Dealer and maintain a record of such registration instructions and payments.

     SECTION 4. REPURCHASE OR REDEMPTION OF SHARES. (a) Any of the outstanding Shares may be tendered for redemption at any time, and the Fund agrees to redeem the Shares so tendered in accordance with the applicable provisions set forth in the Prospectus. The price to be paid to redeem the Shares shall be equal to the net asset value determined as set forth in the Prospectus less any applicable contingent deferred sales charge. All payments by the Fund hereunder shall be made in the manner set forth below.

     The proceeds of any redemption of Shares shall be paid by the Fund as follows: (i) any applicable contingent deferred sales charge shall be paid to the Distributor or to the Selected Dealer, or, when applicable, pursuant to the Rules of Fair Practice of the National Association of Securities Dealers, Inc. ("NASD"), retained by the Fund and (ii) the balance shall be paid to the redeeming shareholders, in each case in accordance with applicable provisions of the Prospectus in New York Clearing House funds. The Distributor is authorized to direct the Trust to pay directly to any Selected Dealer any contingent deferred sales charges payable by the Trust to the Distributor in respect of Shares sold by the Selected Dealer to the redeeming shareholders.

     (b) The Distributor is authorized, as agent for the Fund, to repurchase Shares, represented by a share certificate which is delivered to any office of the Distributor in accordance with applicable provisions set forth in the Prospectus. The Distributor shall promptly transmit to the transfer agent of the Fund for redemption all Shares so delivered. The Distributor shall be responsible for the accuracy of instructions transmitted to the Fund's transfer agent in connection with all such repurchases.

     (c) The Distributor is authorized, as agent for the Fund, to repurchase Shares held in a shareholder's account with the Fund for which no share certificate has been issued, upon the telephonic or telegraphic request of the shareholder, or at the discretion of the Distributor. The Distributor shall promptly transmit to the transfer agent of the Fund, for redemption, all such orders for repurchase of shares. Payment for shares repurchased may be made by the Fund to the Distributor for the account of the shareholder. The Distributor shall be responsible for the accuracy of instructions transmitted to the Fund's transfer agent in connection with all such repurchases.

     (d) Redemption of Shares or payment by the Fund may be suspended at times when the New York Stock Exchange is closed, when trading on said Exchange is restricted, when an emergency exists as a


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result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or during any other period when the Securities and Exchange Commission, by order, so permits.

     With respect to Shares tendered for redemption or repuchase by any Selected Dealer on behalf of its customers, the Distributor is authorized to instruct the transfer agent of the Trust to accept orders for redemption or repurchase directly from the Selected Dealer on behalf of the Distributor and to instruct the Trust to transmit payments for such redemptions and repurchases directly to the Selected Dealer on behalf of the Distributor for the account of the shareholder. The Distributor shall obtain from the Selected Dealer and maintain a record of such orders. The Distributor is further authorized to obtain from the Trust; and shall maintain, a record of payments made directly to the Selected Dealer on behalf of the Distributor.

     SECTION 5. DUTIES OF THE FUND. (a) The Fund shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of the Shares, including one certified copy, upon request by the Distributor, of all financial statements prepared by the Fund and examined by independent accountants. The Fund shall, at the expense of the Distributor, make available to the Distributor such number of copies of the Prospectus as the Distributor shall reasonably request.

     (b) The Fund shall take, from time to time, but subject to the necessary approval of its shareholders, all necessary action to fix the number of its authorized Shares and to register Shares under the 1933 Act, to the end that there will be available for sale such number of Shares as investors may reasonably be expected to purchase.

     (c) The Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of the Shares for sale under the securities laws of such states as the Distributor and the Fund may approve. Any such qualification may be withheld, terminated or withdrawn by the Fund at any time in its discretion. As provided in Section 8(c) hereof, the expense of qualification and maintenance of qualification shall be borne by the Fund. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualification.
     (d) The Fund shall, at the expense of the Distributor, furnish, in reasonable quantities upon request by the Distributor, copies of annual and interim reports of the Fund.

     SECTION 6. DUTIES OF THE DISTRIBUTOR. (a) The Distributor shall sell Shares of the Trust through DWR, and may sell Shares through other securities dealers and its own Account Executives, if any, and shall devote reasonable time and effort to promote sales of the Shares, but shall not be obligated to sell any specific number of Shares. The services of the Distributor hereunder are not exclusive and it is understood that the Distributor may act as principal underwriter for other registered investment companies. It is also understood that Selected Dealers, including DWR, may also sell shares for other registered investment companies.

     (b) Neither the Distributor nor any Selected Dealer shall give any information or make any representations, other than those contained in the Registration Statement or related Prospectus and any sales literature specifically approved by the Fund.

     (c) The Distributor agrees that it will comply with the terms and limitations of the Rules of Fair Practice of the NASD.

     SECTION 7. SELECTED DEALERS AGREEMENTS. (a) The Distributor shall have the right to enter into selected dealers agreements with Selected Dealers for the sale of Shares. In making agreements with Selected Dealers, the Distributor shall act only as principal and not as agent for the Fund. Shares sold to Selected Dealers shall be for resale by such dealers only at the public offering price set forth in the Prospectus.

     (b) Within the United States, the Distributor shall offer and sell Shares only to such Selected Dealers as are members in good standing of the NASD.

     (c) The Distributor shall adopt and follow procedures, as approved by the Fund, for the confirmation of sales of Shares to investors and Selected Dealers, the collection of amounts payable by investors and Selected Dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD, as such requirements may from time to time exist.


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     SECTION 8. PAYMENT OF EXPENSES. (a) The Distributor shall bear all expenses incurred by it in connection with its duties and activities under this Agreement including the payment to Selected Dealers of any sales commissions service fees, and other expenses for sales of the Trust's shares (except such expenses as are specifically undertaken herein by the Trust) incurred or paid by Selected Dealers, including DWR. It is understood and agreed that, so long as the Trust's Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act continues in effect, any expenses incurred by the Distributor hereunder and by DWR under the Distribution Agreement previously in effect between DWR and the Trust may be paid from amounts the Distributor and DWR are entitled to receive from the Trust under such Plan. It is further understood and agreed that expenses for which the Distributor and DWR or any other Selected Dealer may be paid under said Plan include opportunity costs, which may be calculated as a carrying charge on the excess of distribution expenses, incurred by the Distributor and/or the Selected Dealer over distribution revenues received by each of them, respectively, under this Agreement and the Distribution Agreement previously in effect with DWR.

     (b) The Fund shall bear all costs and expenses of the Fund, including payment of contingent deferred Sales Charges, fees and disbursements of legal counsel including counsel to the Trustees of the Fund who are not interested persons (as defined in the 1940 Act) of the Fund or the Distributor, and independent accountants, in connection with the preparation and filing of any required Registration Statements and Prospectuses and all amendments and supplements thereto, and the expense of preparing, printing, mailing and otherwise distributing prospectuses and statements of additional information, annual or interim reports or proxy materials to shareholders.

     (c) The Fund shall bear the cost and expenses of qualification of the Shares for sale, and, if necessary or advisable in connection therewith, of qualifying the Fund as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Fund and the Distributor pursuant to Section 5(c) hereof and the cost and expenses payable to each such state for continuing qualification therein until the Fund decides to discontinue such qualification pursuant to Section 5(c) hereof.

     SECTION 9. INDEMNIFICATION. (a) The Fund shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, which may be based upon the 1933 Act, or on any other statute or at common law, on the ground that the Registration Statement or related Prospectus and Statements of Additional Information, as from time to time amended and supplemented, or the annual or interim reports to shareholders of the Fund, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Fund in favor of the Distributor and any such controlling persons to be deemed to protect the Distributor or any such controlling persons thereof against any liability to the Fund or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement; or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or any such controlling persons, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense, of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event the

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Fund elects to assume the defense of any such suit and retain such counsel, the
Distributor or such controlling persons or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or trustees in connection with the issuance or sale of the Shares.

     (b) (i) The Distributor shall indemnify and hold harmless the Fund and each of its Trustees and officers and each person, if any, who controls the Fund against any loss, liability, claim, damage, or expense described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Fund in writing by or on behalf of the Distributor for use in connection with the Registration Statement or related Prospectus and Statement of Additional Information, as from time to time amended, or the annual or interim reports to shareholders.

     (ii) The Distributor shall indemnify and hold harmless the Trust and the Trust's transfer agent, individually and in its capacity as the Trust's transfer agent, from and against any claims, damages and liabilities which arise as a result of actions taken pursuant to instructions from, or on behalf of, the Distributor to: (1) redeem all or a part of shareholder accounts in the Trust pursuant to subsection 4(c) hereof and pay the proceeds to, or as directed by, the Distributor for the account of each shareholder whose Shares are so redeemed; and (2) register Shares in the names of investors, confirm the issuance thereof and receive payment therefor pursuant to subsection 3(d).

     (iii) In case any action shall be brought against the Fund or any person to indemnified by this subsection 9(b) in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Fund, and the Fund and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this
Section 9.

     (c) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then each indemnifiying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Fund on the one hand and the Distributor on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Fund on the one hand and the Distributor on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Fund on the one hand and the Distributor on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Fund bear to the total compensation received by the Distributor, in each case as set forth in the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund or the Distributor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Fund and the Distributor agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim. Notwithstanding the provisions of this subsection (c), the Distributor shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares distributed by it to the public were

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offered to the public exceeds the amount of any damages which it has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     SECTION 10. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall become effective as of the date first above written and shall remain in force until April 30, 1994, and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Board of Trustees of the Fund, or by the vote of a majority of the outstanding voting securities of the Fund, cast in person or by proxy, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party and who have no direct or indirect financial interest in this Agreement or in the operation of the Fund's Rule 12b-1 Plan or in any agreement related thereto, cast in person at a meeting called for the purpose of voting upon such approval.

     This Agreement may be terminated at any time without the payment of any penalty, by the Trustees of the Fund, by a majority of the Trustees of the Fund who are not interested persons of the Fund and who have no direct or indirect financial interest in this Agreement, or by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

     The terms "vote of a majority of the outstanding voting securities," "assignment" and "interested person", when used in this Agreement, shall have the respective meanings specified in the 1940 Act.

     SECTION 11. AMENDMENTS OF THIS AGREEMENT. This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Trustees of the Fund, or by the vote of a majority of outstanding voting securities of the Fund, and (ii) a majority of those Trustees of the Fund who are not parties to this Agreement or interested persons of any such party and who have no direct or indirect financial interest in this Agreement or in any Agreement related to the Fund's Plan of Distribution pursuant to Rule 12b-1 under the 1940 Act, cast in person at a meeting called for the purpose of voting on such approval.

     SECTION 12. GOVERNING LAW. This Agreement shall be construed in accordance with the law of the State of New York and the applicable provisions of the 1940 Act. To the extent the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

     SECTION 13. PERSONAL LIABILITY. The Declaration of the Trust establishing TCW/DW Latin American Growth Fund, dated February 25, 1992, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name TCW/DW Latin American Growth Fund refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of TCW/DW Latin American Growth Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said TCW/DW Latin American Growth Fund, but the Trust Estate only shall be liable.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first written in New York, New York.

                                           TCW/DW LATIN AMERICAN GROWTH FUND
                                           By:
                                              ------------------------

                                           DEAN WITTER DISTRIBUTORS INC.
                                           By:
                                              ------------------------


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